Exhibit 16(e)

  Contribution Agreement, dated as of September 10, 2004, by and among John A. Catsimatidis, Red Apple Group, Inc., United Acquisition Corp. and Gristede's
                               Acquisition Corp.
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                                                                     Exhibit 16e

                             CONTRIBUTION AGREEMENT

            CONTRIBUTION AGREEMENT (the "Agreement"), dated as of September 10, 2004, by and among John A. Catsimatidis ("Catsimatidis"), an individual, Red Apple Group, Inc., a Delaware corporation, (`RAG"), United Acquisition Corp., a Delaware corporation ("UAC"), and Gristede's Acquisition Corp., a Delaware corporation (the "Corporation").

                                    RECITALS

                  WHEREAS, Catsimatidis wishes to contribute to the Corporation all of the shares of common stock of Gristede's Foods, Inc., a Delaware corporation ("Gristede's") ("Gristede's Common Stock"), owned by Catsimatidis, as of the date hereof, in exchange for shares of common stock of the Corporation ("Corporation Common Stock");

                  WHEREAS, RAG wishes to contribute to the Corporation all of the shares of Gristede's Common Stock owned by RAG, as of the date hereof, in exchange for shares of Corporation Common Stock;

                  WHEREAS, UAC wishes to contribute to the Corporation all of the shares of Gristede's Common Stock owned by UAC, as of the date hereof, in exchange for shares of Corporation Common Stock;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Corporation and each of Catsimatidis, RAG and UAC, intending to be legally bound, hereby agree as follows:

            1. CONTRIBUTION OF Gristede's common stock to the corporation

            1.1 Contributed Common Stock. Each of Catsimatidis, RAG and UAC hereby transfers, assigns, conveys and delivers to the Corporation, free and clear of all claims, liens, pledges, options, charges, licenses, easements, security interests, restrictions, rights-of-way, encumbrances, or other interests or rights of any party (each, an "Encumbrance," and collectively, "Encumbrances"), and the Corporation agrees to accept as a capital contribution from each of Catsimatidis, RAG and UAC shares of Gristede's Common Stock as set forth in the table below:

                                         Number of Shares of Gristede's
            Contributing Party           Common Stock to be Contributed
            ------------------           ------------------------------

            Catsimitidis                           5,491,614

            RAG                                   12,330,544

            UAC                                      100,000


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            1.2 Corporation Common Stock Issued for Contribution of Gristede's
Common Stock. In consideration of the contribution of Gristede's Common Stock in accordance with Section 1.1 above, simultaneously with the contribution of the Gristede's Common Stock, the Corporation shall issue to each of Catsimatidis, RAG and UAC shares of Corporation Common Stock as set forth in the table below, which shares shall constitute 100% of the outstanding Common Stock of the Corporation on a fully diluted basis as of the date hereof:

                                         Number of Shares of Corporation
            Contributing Party           Common Stock to be Issued
            ------------------           -------------------------------
            Catsimitidis                            306.4
            RAG                                     688.0
            UAC                                       5.6

            2. Capitalization.

            2.1 Authorized Capital Stock. The authorized capital of the Corporation consists of 1,000 shares of common stock, par value $0.01 per share.

            2.2 Valid Issuance of Corporation Common Stock. All of the shares of Corporation Common Stock to be issued pursuant to this Agreement shall be duly authorized, validly issued, fully paid and nonassessable.

            2.3 Title to Shares of Corporation Common Stock. Except as expressly set forth in this Agreement, the shares of Corporation Common Stock to be issued to Catsimatidis, RAG and UAC pursuant to this Agreement shall be issued free and clear of all Encumbrances.

            3. MISCELLANEOUS

            3.1 Governing Law. The validity interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware (without giving effect to the laws, rules or principles of the State of Delaware regarding conflicts of laws).

            3.2 Binding Effect; Assignment; Third Party Beneficiaries. This Agreement shall be binding upon the Stockholders and their respective successors and assigns and shall inure to the benefit of the Stockholders and their respective successors, heirs, legal representatives and permitted assigns.

            3.3 Entire Agreement. This Agreement constitutes the entire contract among the parties hereto with respect to the subject matter hereof and cancels and supersedes all of the


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previous contracts, commitments, representations, warranties and understandings
(whether oral or written) by, between or among the parties hereto with respect to the subject matter hereof.

            3.4 Amendments. This Agreement may be amended at any time by a written instrument executed and delivered (in one or more counterparts) by or on behalf of the Corporation and each of the parties hereto.

            3.5 Waivers. No waiver of any provision of this Agreement shall be binding upon a party unless such waiver is expressly set forth in a written instrument which is executed and delivered on behalf of such party by an officer of, or attorney-in-fact for, such party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

            3.6 Headings; Counterparts. The headings set forth in this Agreement have been inserted for convenience of reference only, shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement. This Agreement may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of all of the parties hereto.

            3.7 Severability. If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties hereto as expressed in, and the benefits to the parties hereto provided by, this Agreement or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision.


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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                            ------------------------------------
                                            John A. Catsimatidis


                                            RED APPLE GROUP, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            UNITED ACQUISITION CORP.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            GRISTEDE'S ACQUISITION CORP.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


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